                                                                     EXHIBIT 4.6

                                                 Account No. ___________________

                              ACCEPTANCE OF OFFER

        The undersigned hereby agrees to purchase, at par, $________________ in aggregate principal amount of the following securities (the "Securities") of F.N.B. Corporation (the "Company") offered pursuant to the Prospectus dated ______________ __, 1995 (as the same may be amended, modified or supplemented, the "Prospectus"), receipt of which is hereby acknowledged:


Security:
          ----------------------------------------------------------------------------------
              Subordinated Note ("Term Note") or Subordinated Daily Cash Account ("DCA")

Term:
      --------------------------------------------------------------------------------------
                   For Term Notes only; 3,6,9,12,18,24,30,36,48,60,84 or 120 months

Interest Rate:
               -----------------------------------------------------------------------------
                          Fixed for Term Notes; Initial for DCA

Registration Code:                                    Account Type:
                   ------------------------------                   ------------------------
                          IN;JT;UTMA                                        P;B;O

The name(s) and address in which the Securities being purchased by the undersigned are to be registered are as follows (all persons so named must execute this Acceptance of Offer):

___________________________________________

___________________________________________    Soc. Sec. or E.I. No.

___________________________________________    # ____________________________

___________________________________________    Telephone Number _____________


EACH UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT He/she has read and reviewed carefully the Prospectus.

EACH UNDERSIGNED HEREBY AGREES THAT All Securities purchased hereby, whether Term Notes or DCA's, are subject to all the terms and conditions including, without limitation, subordination of the indebtedness evidenced thereby, as set forth in the Prospectus and the Indenture dated as of May 15, 1992 between the Company and Northern Central Bank, as Trustee.

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THIS SECURITY IS NOT A SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED
DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC).

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By executing this ACCEPTANCE OF OFFER, I (we), under penalty of perjury, certify that: (1) the number shown on this form is my (our) correct taxpayer number (T.I.N.) and (2) I (we) am (are) not subject to backup withholding either because of (a) I (we) am (are) exempt from backup withholding, or (b) I
(we) have not been notified by the Internal Revenue Service that I (we) am
(are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding. (If you have been notified by the IRS that you are subject to backup withholding, delete the language in (2) above.)


TERM NOTE INTEREST ELECTION (CHECK ONE)
1.  MONTHLY CHECK         ____(3-120 MO.)      _______________________________
2.  QUARTERLY CHECK       ____(9-120 MO.)      _______________________________
3.  COMPOUND QUARTERLY                         _______________________________
    PAID AT MATURITY      ____(9-120 MO.)      (This Purchase Agreement must
4.  PAID AT MATURITY      ____(3-6 MO.)        be executed by all persons whose
5.  MONTHLY DEPOSIT                            names are to appear on the
    TO DCA                ____(3-120 MO.)      Securities purchased hereby.)
                                               Date: __________________________
    DCA NUMBER __________________________      Opened By: _____________________